UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Abacus FCF ETF Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See Below
(I.R.S. Employer Identification Number)

2101 Park Center Drive, Suite 250
Orlando, FL 32835
(Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Abacus FCF Small Cap Leaders ETF, shares of beneficial interest, no par value	Cboe BZX Exchange, Inc.	99-3182932
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-198603

Securities to be registered pursuant to Section 12 (g) of the Act:

                        None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Descriptions of Registrant’s Securities to be Registered.

        A description of the shares of beneficial interest, no par value, of the Abacus FCF Small Cap Leaders ETF, a series of the Registrant, to be registered hereunder is set forth in Post-Effective Amendment No. 86 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on February 14, 2025, which description is incorporated herein by reference.

Item 2.    Exhibits.

    1.    Registrant’s Amended and Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on September 5, 2014.

    2.    Registrant’s Trust Instrument is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on September 5, 2014.

    3.    Amendment No. 1 to the Registrant’s Trust Instrument is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on February 14, 2025.

4.    Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on September 5, 2014.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                    Abacus FCF ETF Trust

                Date:    February 14, 2025

By:    /s/ Derin Cohen
Name:    Derin Cohen
Title:    Chief Compliance Officer